Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Katharine W. Kenny

Director, Investor Relations

(804) 788-1824

MASSEY ENERGY TO APPEAL VERDICT

Richmond, Virginia, March 18, 2005 - Massey Energy Company (NYSE:MEE) today announced that it will appeal the August 1, 2002 verdict in the Harman lawsuit to the Supreme Court of Appeals of West Virginia. The verdict was originally rendered by a jury in Boone County, West Virginia and Massey’s post-trial motions, filed on August 29, 2002, had requested that it be overturned or reduced, or a new trial be granted. The trial court judge denied these motions in an order received by the Company on March 17, 2005. The judge upheld the $50 million verdict, plus post-judgment interest, currently $13 million.

“We are not surprised by this ruling and continue to believe that the verdict is completely unjustified,” stated Don L. Blankenship, Massey Chairman and CEO.

Massey Energy Company, headquartered in Richmond, Virginia, is the fourth largest coal company in the United States based on produced coal revenue.

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